               As filed with the Securities and Exchange Commission
                               on May 30, 1995
                                                  Registration No. 33-

===============================================================================
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM S-8

                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933

                               GENETICS INSTITUTE, INC.
                 (Exact name of issuer as specified in its charter)

                    DELAWARE                               04-2718435
         (State or other jurisdiction of                (I.R.S. Employer
          incorporation or organization)               Identification No.)

          87 CAMBRIDGEPARK DRIVE, CAMBRIDGE, MASSACHUSETTS   02140
              (Address of Principal Executive Offices)     (Zip Code)

                                 1991 STOCK OPTION PLAN
                                (Full title of the plan)

                                  MARK G. BORDEN, ESQ.
                                      HALE AND DORR
                                     60 STATE STREET
                               BOSTON, MASSACHUSETTS  02109
                         (Name and address of agent for service)

                                     (617) 526-6000
              (Telephone number, including area code, of agent for service)

                            CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed   Proposed
       Title of                       maximum    maximum
       securities         Amount      offering   aggregate       Amount of
       to be              to be       price      offering        registration
       registered         registered  per share  price           fee
       ----------         ----------  ---------  ---------       ------------
       Depositary Shares, 1,300,000   $36.25(1)  $47,125,000(1)  $16,250
       each representing    shares
       one share of
       Common Stock,
       $.01 par value,
       subject to a call
       option and
       evidenced by a
       depositary
       receipt
- --------------------------------------------------------------------------------

       Common Stock,
       $.01 par value            (2)      N/A            N/A          (3)
- --------------------------------------------------------------------------------

       (1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 25, 1995 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

       (2) Such number of shares of Common Stock as are represented by the Depositary Shares registered hereby.

       (3) Because the Common Stock is issued for no consideration, no registration fee is required with respect thereto.

================================================================================

                      Statement of Incorporation by Reference
                      ---------------------------------------

              This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 33-43651, filed by the Registrant on November 5, 1991, and 33-63052, filed on May 20, 1993, relating to the Registrant's 1991 Stock Option Plan.

                                     SIGNATURES

              Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on the 25th day of May, 1995.


                                            GENETICS INSTITUTE, INC.



                                            By: /s/ Gabriel Schmergel
                                                ----------------------
                                                Gabriel Schmergel
                                                President and Chief
                                                  Executive Officer




                                  POWER OF ATTORNEY

              We, the undersigned officers and directors of Genetics Institute, Inc. hereby severally constitute Gabriel Schmergel, Garen G. Bohlin and Mark G. Borden, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Genetics Institute, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

              WITNESS our hands and common seal on the date set forth below.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature              Title                        Date
              ---------              -----                        ----

         /s/ Gabriel Schmergel    President, Chief         )
         ----------------------   Executive Officer and    )
         Gabriel Schmergel        Director (Principal      )
                                  Executive Officer)       )
                                                           )
                                                           )
                                                           )
         /s/ Garen G. Bohlin      Executive Vice President )
         ----------------------   (Principal Financial     )
         Garen G. Bohlin          Officer and Principal    )
                                  Accounting Officer)      )
                                                           )
                                                           )
         /s/ James G. Andress     Director                 )
         ----------------------                            )
         James G. Andress                                  )
                                                           )
                                                           )
         /s/ J. Richard Crout     Director                 )
         ----------------------                            )
         J. Richard Crout                                  )
                                                           )
                                                           )
         /s/ Anthony B. Evnin     Director                 )  May 25, 1995
         ----------------------                            )
         Anthony B. Evnin                                  )
                                                           )
                                                           )
         /s/ Fred Hassan          Director                 )
         ----------------------                            )
         Fred Hassan                                       )
                                                           )
                                                           )
         /s/ Robert I. Levy       Director                 )
         ----------------------                            )
         Robert I. Levy                                    )
                                                           )
                                                           )
         /s/ Thomas P. Maniatis   Director                 )
         ----------------------                            )
         Thomas P. Maniatis                                )
                                                           )
                                                           )
         /s/ Benno C. Schmidt     Director                 )
         ----------------------                            )
         Benno C. Schmidt                                  )


                                     EXHIBIT INDEX
                                     -------------

    Exhibit
    Number       Description                                         Page
    -------      -----------                                         ----
       4.1       Restated Certificate of Incorporation. (1)           --

       4.2       Restated By-laws of the Registrant. (2)              --

       4.3       Depositary Agreement among Genetics Institute,
                 Inc., American Home Products Corporation,
                 AHP Biotech Holdings, Inc. and The First
                 National Bank of Boston, as Depositary.(1)           --

       5.1       Opinion of Hale and Dorr.

      23.1       Consent of Hale and Dorr (included in Exhibit 5.1).  --

      23.2       Consent of Arthur Andersen LLP.

      23.3       Consent of Coopers & Lybrand L.L.P.

      24.1       Power of Attorney (included in the signature
                 pages of this Registration Statement).               --










         ______________________
         (1) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended November 30, 1991 (File No. 0-14587) on February 28, 1992 and incorporated herein by reference.

         (2) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1995
              (File No. 0-14587) on May 26, 1995 and incorporated herein by reference.



                                         -5-